Exhibit 99.1

                                DURLAND & COMPANY
                            CERTIFIED PUBLIC ACCOUNTS
                           A PROFESSIONAL ASSOCIATION
                               232A ROYAL PALM WAY
                              PALM BEACH, FL 33480
                          (561) 822-9995 * FAX 822-9942









Imaginenet Corp.
West Palm Beach, FL 33401


Gentlemen:

We are unable to complete the review of the financial statements of Imaginenet Corp., as of January 31, 2003 in time for the Company's Form 10-QSB to be filed timely, due to unforseen circumstances.


Sincerely,

/s/ Durland & Company
Durland & Company
March 17, 2003